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                                                                      Exhibit 99


[AVNET LOGO]                                            Avnet, Inc.
                                                        2211 South 47 Street
                                                        Phoenix, AZ 85034

PRESS RELEASE

                                  JUNE 19, 2001

                AVNET, INC. - KENT ACQUISITION CONFERENCE CALL


Phoenix, Arizona - Avnet, Inc. (NYSE:AVT) announced today that its previously scheduled conference call to discuss the acquisition of Kent Electronics and the accounting treatment related thereto will also include comments by Roy Vallee, Avnet's Chairman and CEO, with respect to the current business environment and Avnet's financial results.

The details for the call are as follows:

-     DATE:       WEDNESDAY, JUNE 20, 2001
-     TIME:       3:00 PM EDT / 2:00 PM CDT / 1:00 PM MDT / 12:00 NOON PDT
-     PHONE:      (913) 981-5571

In addition, a live Internet broadcast will be available via a link on Avnet's web site at http://www.avnet.com on the Investor Relations home page under Calendar of Events. Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until Friday June 29, 2001.

-     REPLAY #:   (719) 457-0820
-     CONFIRMATION #:    739643

The teleconference will also be archived on the Avnet, Inc. web site http://www.avnet.com, accessible from the Investor Relations home page.

For more information, please contact Lillie Scarna, Investor Relations Coordinator, at (480) 643-7291 or lillie.scarna@avnet.com

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet's future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management's expectations differ during those discussions from the comments made by management on a conference call, such new expectations will be posted on the Investor Relations home page of Avnet's web site.

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company with annual sales exceeding $13 billion, is one of the world's largest distributors of semiconductors, interconnect, passive and electromechanical components, computer products, enterprise network integration equipment, enterprise solutions and embedded systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet's Web site is located at www.avnet.com.